EXHIBIT 5

SEALED AIR CORPORATION
PARK 80 EAST/SADDLE BROOK, NEW JERSEY 07663-5291
(201) 791-7600/ FAX (201) 703-4205



                              July 15, 1998


Sealed Air Corporation
Park 80 East
Saddle Brook, New Jersey 07663

Dear Sirs:

     I am the General Counsel and Secretary of Sealed Air Corporation, a Delaware corporation (the "Corporation"), and as such have represented the Corporation in connection with a Registration Statement on Form S-8 (the "Registration Statement") of the Corporation providing for the registration under the Securities Act of 1933, as amended, of an additional 2,049,550 shares (the "Shares") of the Corporation's Common Stock, par value $0.10 per share (the "Common Stock"), that may be issued pursuant to an amendment of the Contingent Stock Plan of Sealed Air Corporation that was approved by the Board of Directors of the Corporation on April 23, 1998 and by the stockholders of the Corporation on June 26, 1998.

     As counsel for the Corporation, in addition to participating in the preparation of the Registration Statement, I have reviewed the resolutions adopted by the Board of Directors that authorized the amendment of the Plan and the issuance of the Shares and of the stockholders that approved such amendment. I have also reviewed such corporate records, documents, instruments and certificates and have made such other inquiries as I have considered necessary in order to furnish a basis for rendering this opinion.

     Based on the foregoing, I am of opinion that the Shares, when issued in accordance with the terms of the Plan, will be legally issued, fully paid and nonassessable shares of Common Stock of the Corporation.

     I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5 to the Registration Statement and to the reference to me in Item 5 of the Registration Statement.

                              Very truly yours,


                              s/H. Katherine White
                              General Counsel and Secretary

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